Exhibit 3.1


                           AMENDED AND RESTATED BYLAWS

                                       OF

                        WHITEHALL JEWELERS HOLDINGS, INC.



Adopted on September 24, 2007


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SECTION 1. OFFICES                                                             1

                 1.1      Registered Office                                    1
                 1.2      Registered Office

SECTION 2. STOCKHOLDERS                                                        1

                 2.1      Annual Meeting                                       1
                 2.2      Special Meeting                                      1
                 2.3      Place of Meeting                                     1
                 2.4      Notice of Meeting                                    1
                 2.5      Advance Notice of Stockholder Nominees               2
                 2.6      Advance Notice of Stockholder Business               3
                 2.7      Notice                                               4
                 2.8      Waiver of Notice                                     4
                 2.9      Fixing of Record Date for Determining Stockholders   4
                 2.10     Voting List                                          5
                 2.11     Quorum                                               5
                 2.12     Manner of Acting                                     6
                 2.13     Proxies                                              6
                 2.14     Voting of Shares                                     6
                 2.15     Action by Stockholders Without a Meeting             6
                 2.16     Organization; Conduct at Meetings                    8

SECTION 3. BOARD OF DIRECTORS                                                  8

                 3.1      General Powers                                       8
                 3.2      Number and Tenure                                    8
                 3.3      Resignation                                          9
                 3.4      Removal                                              9
                 3.5      Vacancies                                            9
                 3.6      Annual and Regular Meetings                          9
                 3.7      Special Meetings                                     9
                 3.8      Meetings by Telephone                               10
                 3.9      Notice of Special Meetings                          10
                 3.10     Waiver of Notice                                    10
                 3.11     Quorum                                              10
                 3.12     Manner of Acting                                    11
                 3.13     Presumption of Assent                               11
                 3.14     Action by Board or Committees Without a Meeting     11
                 3.15     Committees                                          11
                 3.16     Compensation of Directors                           12


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SECTION 4. OFFICERS                                                           12

                 4.1      Elected Officers                                    12
                 4.2      Election and Term of Office                         13
                 4.3      Resignation                                         13
                 4.4      Removal                                             13
                 4.5      Vacancies                                           13
                 4.6      Chairman of the Board                               14
                 4.7      Chief Executive Officer                             14
                 4.8      President                                           14
                 4.9      Chief Financial Officer                             15
                 4.10     Secretary                                           15
                 4.11     Vice Presidents                                     15

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS                              16

                 5.1      Contracts
                 5.2      Loans to the Corporation                            16
                 5.3      Checks, Drafts, Etc.                                16
                 5.4      Deposits                                            16

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER                         16

                 6.1      Issuance of Shares                                  16
                 6.2      Certificates for Shares                             16
                 6.3      Stock Records                                       17
                 6.4      Transfer of Shares                                  17
                 6.5      Lost or Destroyed Certificates                      17
                 6.6      Shares of Another Corporation                       17

SECTION 7. BOOKS AND RECORDS                                                  18

SECTION 8. FISCAL YEAR                                                        18

SECTION 9. SEAL                                                               18

SECTION 10. INDEMNIFICATION                                                   18

                10.1      Right to Indemnification                            18
                10.2      Right of Indemnitee to Bring Suit                   19
                10.3      Nonexclusivity of Rights                            19
                10.4      Insurance, Contracts and Funding                    20
                10.5      Indemnification of Employees and Agents of the      20
                          Corporation
                10.6      Persons Serving Other Entities                      20

SECTION 11. AMENDMENTS OR REPEAL                                              20



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                           AMENDED AND RESTATED BYLAWS

                                       OF

                        WHITEHALL JEWELERS HOLDINGS, INC.


SECTION 1.  OFFICES

      1.1      Registered Office

      The registered office and registered agent of the corporation will be as from time to time set forth in the corporation's Certificate of Incorporation or in any certificate filed with the Secretary of State of the State of Delaware and the appropriate county Recorder or Recorders, as the case may be, to amend such information.

      1.2      Other Offices

      The corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors (the "Board") may designate or as the business of the corporation may require from time to time.

SECTION 2.  STOCKHOLDERS

      2.1      Annual Meeting

      The annual meeting of the stockholders shall be held on such date and at such time as may be fixed by resolution of the Board.

      2.2      Special Meeting

      Except as otherwise required by law, special meetings of stockholders of the corporation for any purpose or purposes may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the President or
(iv) the Board.

      2.3      Place of Meeting

      All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all the stockholders entitled to notice of the meeting.

      2.4      Notice of Meeting

      Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. No business other than that specified in the notice may be transacted at a special meeting of stockholders. Any previously scheduled meeting of the stockholders may be postponed and any special meeting of the stockholders may be cancelled by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.



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      2.5      Advance Notice of Stockholder Nominees

      (a) Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as directors. Nominations of persons for election to the Board of the corporation may be made at a meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder of the corporation (A) who complies with the notice procedures set forth in this Section 2.5, (B) who is a stockholder of record at the time of giving the notice set forth in this Section 2.5 and (C) who is entitled to vote for the election of directors at the meeting. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation, as set forth more specifically below.

      (b) In the case of an annual meeting, a stockholder's notice, to be timely, must be delivered to or mailed and received at the principal executive offices of the corporation (addressed to the attention of the Secretary of the corporation) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholders to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. In the case of a special meeting at which directors are to be elected, a stockholder's notice, to be timely, must be delivered to or mailed and received at the principal executive offices of the corporation (addressed to the attention of the Secretary of the corporation) not later than the close of business on the tenth
(10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. A stockholder's notice pursuant to this Section 2.5 must set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are owned beneficially by such person and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) as to the stockholder giving the notice, (A) the name and address, as they appear on the corporation's books of such stockholder and (B) the class and number of shares of the corporation which are owned beneficially by such stockholder and also which are owned of record by such stockholder.


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      (c) The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.5, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5.

      (d) For purposes of Section 2 of these Bylaws, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

      2.6      Advance Notice of Stockholder Business

      (a) At an annual meeting of the stockholders, only such business as shall have been properly brought before the annual meeting in accordance with this
Section 2.6 shall be conducted at such meeting. To be properly brought before an annual meeting, business must be (i) pursuant to the corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or
(iii) by any stockholder of the corporation (A) who is a stockholder of record at the time of giving of the notice provided for in this Section 2.6, (B) who complies with the notice procedures set forth in this Section 2.6 and (C) who shall be entitled to vote at such meeting.

      (b) Business to be brought before an annual meeting by a stockholder shall be considered properly brought only if the stockholder has given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation (addressed to the attention of the Secretary of the corporation) not less than sixty (60) nor more than ninety
(90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. A stockholder's notice pursuant to this Section 2.6 must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the corporation which are owned by the stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) any material interest of the stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business and (v) any other information that is required by law to be provided by the stockholder in his or her capacity as a proponent of a stockholder proposal.


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      (c) The Chairman of the meeting shall, if the facts warrant, determine that a stockholder proposal was not made in accordance with the procedures prescribed by these Bylaws, and, if he or she should so determine, he or she shall so declare to the meeting and the defective stockholder proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.6, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.6.

      2.7   Notice

      Any notice to the stockholders required or permitted under these Bylaws, the corporation's certificate of incorporation, as may be amended and restated from time to time, (the "Certificate of Incorporation") or the General Corporation Law of the State of Delaware, as now or hereafter amended (the "DGCL") may be provided in any manner permitted under the DGCL. If notice is mailed, it shall be deemed given when deposited in the official government mail properly addressed to the stockholder at such stockholder's address as it appears in the records of the corporation with postage prepaid. If notice is given by electronic transmission, it shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

      2.8      Waiver of Notice

      Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      2.9      Fixing of Record Date for Determining Stockholders

      (a) For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than sixty (60) (or the maximum number permitted by applicable law) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


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      (b) For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      2.10     Voting List

      At least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. Nothing contained in this section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. This list shall be open to examination by any stockholder, for any purpose germane to the meeting for a period of ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. This list shall also be produced and kept at such meeting for inspection by any stockholder who is present.

      2.11     Quorum

      Except as otherwise required by the DGCL, the Certificate of Incorporation or these Bylaws, holders of a majority of the outstanding shares of the corporation entitled to vote generally in the election of directors, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by one or more classes or series of shares is required, a majority of the outstanding shares constituting each such voting group, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, the Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.


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      2.12     Manner of Acting

      Except as otherwise required by the DGCL, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, if a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by the DGCL, the Certificate of Incorporation or these Bylaws, where one or more classes or series of shares are entitled to vote on a matter as a separate voting group, if a quorum with respect to each such separate voting group is present, the affirmative vote of the majority of outstanding shares constituting each such separate voting group present in person or represented by proxy at the meeting shall be the act of each such voting group. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

      2.13     Proxies

      Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent executing a writing or in such other manner prescribed or permitted by the DGCL. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

      2.14     Voting of Shares

      Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question.

      2.15     Action by Stockholders Without a Meeting

      (a) Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that an action by written consent to elect directors, unless such action is unanimous, may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.


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      (b) An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth (or is delivered with information from which the Corporation can determine) (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by an electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

      (c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to in such consent unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the Corporation, in the manner required by this Section, within 60 days of the earliest dated consent delivered to the Corporation in the manner required by this Section. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

      (d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action that is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.


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      2.16     Organization; Conduct at Meetings

      (a) At every meeting of stockholders, the Chairman of the Board, or, if a Chairman has not been appointed or is absent, the President or, if the President is absent, a Chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as Chairman. The Secretary, or, in his absence, an assistant Secretary directed to do so by the President, shall act as Secretary of the meeting.

      (b) The Board of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 3.  BOARD OF DIRECTORS

      3.1      General Powers

      The business and affairs of the corporation shall be managed by the Board.

      3.2      Number and Tenure

      (a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the corporation shall be fixed from time to time by resolution of the Board, but such number shall not be fewer than three. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.

      (b) Notwithstanding the foregoing provisions of this Section 3.2, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.


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      3.3      Resignation

      Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      3.4      Removal

      Subject to the rights of any series of Preferred Stock, any director may be removed only for cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote on the election of directors.

      3.5      Vacancies

      Unless otherwise provided in the Certificate of Incorporation, a new directorship resulting from an increase in the number of directors and any vacancy on the Board resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board, or the sole remaining director, but not by the stockholders. A director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

      3.6      Annual and Regular Meetings

      An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

      3.7      Special Meetings

      Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or, in the case of special Board meetings, by any two directors then in office and, in the case of any special meeting of any committee appointed by the Board, by the committee or any two members thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special meeting called by them.


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      3.8      Meetings by Telephone

      Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

      3.9      Notice of Special Meetings

      Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a director (and in the case of a committee meeting, to all alternate members) orally in person or by telephone or in writing by hand delivery, first-class or overnight mail or courier service, telegram, facsimile transmission or electronic transmission addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deemed given when deposited in the United States mail, postage prepaid, at least four (4) days before the time of the holding of the meeting. If by telegram, overnight mail or courier service, the notice shall be deemed given when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service at least forty-eight (48) hours before the time of the holding of the meeting. If by facsimile transmission or electronic transmission, the notice shall be deemed given when transmitted at least twelve (12) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone shall be given at least twelve (12) hours before the time of the holding of the meeting to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the purpose of the meeting.

      3.10     Waiver of Notice

      Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting. The attendance of a director at a Board or committee meeting also shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      3.11     Quorum

      A majority of the total number of directors fixed by or in the manner provided in these Bylaws or, if vacancies exist on the Board, a majority of the total number of directors then serving on the Board (provided, however, that such number may be not less than one-third of the total number of directors fixed by or in the manner provided in these Bylaws) shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      3.12     Manner of Acting

      The act of the majority of the directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

      3.13     Presumption of Assent

      A director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

      3.14     Action by Board or Committees Without a Meeting

      Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action that could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board or such committee.

      3.15     Committees

      (a) The Board may, by resolution passed by a majority of the number of directors fixed by or in the manner provided in these Bylaws, appoint standing or temporary committees, each committee to consist of one (1) or more directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to (i) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the DGCL, fix the designations, preferences or rights of such shares to the extent permitted under Section 141 of the DGCL), (ii) adopting an agreement of merger or consolidation under Section 251 or 252 of the DGCL, (iii) recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all the property and assets of the corporation, (iv) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amending these Bylaws; and, unless expressly provided by resolution of the Board, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

      (b) All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

      (c) A majority of the number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

      (d) Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      (e) The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of directors fixed by or in the manner provided in these Bylaws.

      3.16     Compensation of Directors

      Directors and committee members may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4.  OFFICERS

      4.1      Elected Officers

      The officers of the corporation shall be the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary, each of whom shall be elected by the Board or a committee thereof. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Section 4. Such officers shall also have such powers and duties as from time to time may be conferred on them by the Board or any committee thereof. The Board or a committee thereof may elect or appoint one or more Vice Chairmen of the Board, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and assistant officers as the Board or such committee deems appropriate, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board or a committee thereof. Any officer may be assigned by the Board or a committee thereof any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

      4.2      Election and Term of Office

      The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held or by written consent in accordance with these bylaws. Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected and qualified.

      4.3      Resignation

      Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      4.4      Removal

      Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      4.5      Vacancies

      A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

      4.6      Chairman of the Board

      The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and stockholders and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws. The Chairman of the Board shall be the Chief Executive Officer of the corporation, unless some other person is designated Chief Executive Officer by the Board, and shall have the powers and duties prescribed in Section 4.7 of these Bylaws.

      4.7      Chief Executive Officer

      In the absence or disability of the Chairman of the Board and a Vice Chairman of the Board, the Chief Executive Officer (if an officer other than Chairman of the Board or Vice Chairman of the Board) shall preside at meetings of the stockholders, and if such officer is also a director, at all meetings of the Board. The Chief Executive Officer of the corporation shall act as general manager of the corporation and, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the corporation. The Chief Executive Officer may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments except when the signing and execution thereof have been delegated by the Board, the Chief Executive Officer or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. He shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. The Chief Executive Officer shall have the discretion to delegate such powers and duties to the President.

      4.8      President

      The Chief Executive Officer of the corporation shall be the President, unless some other person is designated President by the Board. In the absence or disability of the Chairman of the Board, a Vice Chairman of the Board and the Chief Executive Officer (if an officer other than the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer) the President shall preside at meetings of the stockholders, and, if such officer is also a director, at all meetings of the Board. Unless some other officer has been elected Chief Executive Officer, or, in the absence of such Chief Executive Officer, the President shall perform all the duties of, and, when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President may sign certificates for shares of the corporation and shall have, to the extent authorized by the Board or the Chief Executive Officer, the same powers as the Chief Executive Officer to sign deeds, mortgages, bonds contracts or other instruments. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board, the Chief Executive Officer (if an officer other than the President) or these Bylaws.

      4.9      Chief Financial Officer

      The Chief Financial Officer shall be the Treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

      The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer, the President and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation. To the extent authorized by the Board, the Chief Executive Officer or the President, the Chief Financial Officer shall have the same powers as the Chief Executive Officer to sign deeds, mortgages, bonds contracts or other instruments and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

      4.10     Secretary

      The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation's records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, these Bylaws, the Chief Executive Officer or the President. In the absence of the Secretary, an assistant Secretary may perform the duties of the Secretary.

      4.11     Vice Presidents

      In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President may sign certificates for shares of the corporation and shall have, to the extent authorized by the Board, the Chief Executive Officer or the President, the same powers as the Chief Executive Officer to sign deeds, mortgages, bonds contracts or other instruments and shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws or the President.

SECTION 5.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

      5.1      Contracts

      The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

      5.2      Loans to the Corporation

      No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

      5.3      Checks, Drafts, Etc.

      All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

      5.4      Deposits

      All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

      6.1      Issuance of Shares

      No shares of the corporation shall be issued unless authorized by the Board (or, solely to the extent permitted by the DGCL, a committee of the Board), which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

      6.2      Certificates for Shares

      Certificates representing shares of the corporation shall be signed by (i) the Chief Executive Officer or the President or a Vice President and (ii) by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

      6.3      Stock Records

      The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

      6.4      Transfer of Shares

      The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

      6.5      Lost or Destroyed Certificates

      In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

      6.6      Shares of Another Corporation

      The Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, an Assistant Treasurer, the Secretary or an assistant Secretary of this corporation, or any other person authorized by the Board or the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

SECTION 7.  BOOKS AND RECORDS

      The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

SECTION 8.  FISCAL YEAR

      The fiscal year end of the corporation shall be the Saturday closest to the thirty-first day of January in each calendar year or as otherwise fixed by resolution of the Board of Directors.

SECTION 9.  SEAL

      The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10.  INDEMNIFICATION

      10.1     Right to Indemnification

      Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or that, being or having been such a director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in subsection 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this subsection 10.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

      10.2     Right of Indemnitee to Bring Suit

      If a claim under subsection 10.1 hereof is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

      10.3     Nonexclusivity of Rights

      The rights to indemnification and to the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested directors, provisions of the Certificate of Incorporation or these Bylaws or otherwise. Notwithstanding any amendment to or repeal of this Section 10, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

      10.4     Insurance, Contracts and Funding

      The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The corporation, without further stockholder approval, may enter into contracts with any director, officer, employee or agent in furtherance of the provisions of this Section 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.

      10.5     Indemnification   of   Employees   and   Agents   of  the
               Corporation

      The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Section 10 with respect to the indemnification and advancement of expenses of directors and officers of the corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

      10.6     Persons Serving Other Entities

      Any person who is or was a director, officer or employee of the corporation who is or was serving (a) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) in an executive or management capacity in a partnership, limited liability company, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or manager or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsection 10.1 hereof.

SECTION 11.  AMENDMENTS OR REPEAL

      These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board. The stockholders may also amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended or repealed by the stockholders. Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.